www.genpt.com
News Release

July 20, 2023

FOR IMMEDIATE RELEASE

Genuine Parts Company
Reports Second Quarter 2023 Results And Raises Full Year Outlook

•Record Sales of $5.9 billion, Up 5.6%
•Diluted EPS of $2.44, Down 6.9%, or Up 10.9% from Adjusted Diluted EPS in 2022
•Updates 2023 Outlook:
◦Reaffirms Revenue Growth of 4% to 6%
◦Increases Diluted EPS to $9.15 to $9.30, Up from $8.95 to $9.10
◦Reaffirms Cash From Operations of $1.3 Billion to $1.4 Billion

ATLANTA -- Genuine Parts Company (NYSE: GPC), a leading global distributor of automotive and industrial replacement parts, announced today its results for the second quarter ended June 30, 2023.

"We are pleased to report another solid quarter, which includes record sales and double-digit adjusted earnings growth. Our second quarter performance, once again, highlights the value and benefit of our global Automotive and Industrial business mix and geographic diversity, which we believe are competitive advantages that differentiate GPC in the marketplace," said Paul Donahue, Chairman and Chief Executive Officer. "Our global team remains focused on the strategic initiatives we highlighted at our Investor Day in March, and we believe our One GPC Team approach is contributing to our strong financial performance. We want to thank all our GPC teammates for their hard work and continued dedication to serving our customers."

Second Quarter 2023 Results

Sales were $5.9 billion, a 5.6% increase compared to $5.6 billion in the same period of the prior year. The growth in sales is attributable to a 4.9% increase in comparable sales and a 1.8% benefit from acquisitions, partially offset by a 1.1% net unfavorable impact of foreign currency and other.

Net income was $344 million, or a diluted EPS of $2.44. This compares to net income of $373 million, or $2.62 per diluted share in the prior year period.

Net income of $344 million compares to adjusted net income of $313 million for the same three-month period of the prior year, an increase of 10.0%. On a per share diluted basis, net income was $2.44, an increase of 10.9% compared to adjusted diluted earnings per share of $2.20 last year. Refer to the reconciliation of GAAP net income to adjusted net income and GAAP diluted earnings per share and adjusted diluted earnings per share for more information.

Second Quarter 2023 Segment Highlights

Automotive Parts Group ("Automotive")

Global Automotive sales were $3.7 billion, up 5.4% from the same period in 2022, consisting of a 4.3% increase in comparable sales and a 2.6% benefit from acquisitions, net of a 1.5% unfavorable impact of foreign currency and other. Segment profit of $329 million increased 2.1%, with segment profit margin of 9.0% down 30 basis points from last year.

Industrial Parts Group ("Industrial")

Industrial sales were $2.3 billion, up 5.9% from the same period in 2022, and reflecting a 6.0% increase in comparable sales and a 0.6% benefit from acquisitions, slightly offset by a 0.7% unfavorable impact of foreign currency. Segment profit of $283 million increased 25.7%, with segment profit margin of 12.5% up 190 basis points from the same period of the prior year.

“Global Automotive sales continue to benefit from our global diversification, as our businesses outside the U.S. posted mid-single-digit to double-digit growth in local currency in the second quarter," said Will Stengel, President and Chief Operating Officer. "Our Industrial sales growth was broad based, with all product categories and major industries served growing from the prior year, allowing the Industrial team to post its twelfth consecutive quarter of margin expansion. The global GPC team delivered a solid second quarter and our teams remain focused on the consistent execution of our strategic initiatives. We believe our investments in our people, customer solutions, technology, supply chain and emerging technology will continue to enhance our capabilities and leadership positions."

Six Months 2023 Results

Sales for the six months ended June 30, 2023 were $11.7 billion, up 7.2% from the same period in 2022. Net income for the six months was $648 million, or $4.58 per diluted share, an increase of 5.5% compared to $4.34 per diluted share in 2022. Net income of $648 million, or $4.58 per diluted share, compares to adjusted net income of $579 million, or adjusted diluted earnings per share of $4.06, in 2022, an increase of 12.8%.

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $457 million for the first six months of 2023. We used $226 million in cash for investing activities, including $205 million for capital expenditures and $106 million for acquisitions, net of $80 million in proceeds from the sale of our remaining investment in S.P. Richards and other investments. We also used $358 million in cash for financing activities, including $260 million for quarterly dividends paid to shareholders and $135 million for stock repurchases. Free cash flow was $252 million for the first six months of 2023. Refer to the reconciliation of GAAP net cash provided by operating activities to free cash flow for more information.

The company ended the quarter with $2.0 billion in total liquidity, consisting of $1.4 billion availability on the revolving credit facility and $530 million in cash and cash equivalents.

2023 Outlook

The company is updating full-year 2023 guidance previously provided in its earnings release on April 20, 2023. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in updating its guidance, which is outlined in the table below.

For the Year Ending December 31, 2023
	Previous Outlook	Updated Outlook
Total sales growth	4% to 6%	4% to 6%
Automotive sales growth	4% to 6%	4% to 6%
Industrial sales growth	4% to 6%	4% to 6%
Diluted earnings per share	$8.95 to $9.10	$9.15 to $9.30
Adjusted diluted earnings per share	$8.95 to $9.10	$9.15 to $9.30
Effective tax rate	Approximately 25%	Approximately 25%
Net cash provided by operating activities	$1.3 billion to $1.4 billion	$1.3 billion to $1.4 billion
Free cash flow	$900 million to $1.0 billion	$900 million to $1.0 billion

"We are very pleased with the solid start to 2023. And, with the strong earnings growth in the second quarter, we are once again raising our outlook for 2023 earnings per share. As we look forward, we remain confident in our strategic plans and will continue to invest to strengthen our business and achieve both our near-term and long-term financial targets while returning capital to shareholders through the dividend and share repurchases," Mr. Donahue concluded.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted earnings per share and free cash flow. We believe that the presentation of adjusted net income, adjusted diluted earnings per share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of our core operations. We considered these metrics useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance by removing items management believes are not representative of our operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with our core operations. We do not, nor do we suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. We have included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. We consider this metric useful to investors because it provides greater transparency into management’s view and assessment of the our core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

We will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on our website at http://genuineparts.investorroom.com. The call is also available by dialing 888-317-6003, conference ID 3398770. A replay will also be available on our website or at 877-344-7529, conference ID 9035640, two hours after the completion of the call.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom, Ireland, Germany, Poland, the Netherlands, Belgium, Spain and Portugal. The company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the company serves its global customers from an extensive network of more than 10,000 locations in 17 countries and has approximately 58,000 employees. Further information is available at www.genpt.com.

Contacts

Investor Contact:	Media Contact:
Sid Jones (678) 934-5628	Heather Ross (678) 934-5220
Senior Vice President - Investor Relations	Vice President - Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (SEC), release to the public, or make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include our view of business and economic trends for the remainder of the year, our expectations regarding our ability to capitalize on these business and economic trends and to execute our strategic priorities, and the updated full-year 2022 financial guidance provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

We caution you that all forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation, financial institution disruptions and geopolitical conflicts such as the conflict between Russia and Ukraine; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; public health emergencies such as the COVID-19 pandemic, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, on vehicle miles driven as well as other metrics that affect our business, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with our debt covenants; our ability to successfully integrate acquired businesses into our operations and to realize the anticipated synergies and benefits; our ability to successfully implement our business initiatives in our two business segments; slowing demand for our products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, our suppliers and customers; changes in tax policies; volatile exchange rates; our ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of our information systems, as well as other risks and uncertainties discussed in our Annual Report on Form 10-K for 2022 and from time to time in our subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and we undertake no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$5,915,006	$5,602,414	$11,680,124	$10,897,049
Cost of goods sold	3,780,263	3,641,615	7,531,980	7,110,303
Gross profit	2,134,743	1,960,799	4,148,144	3,786,746
Operating expenses:
Selling, administrative and other expenses	1,581,653	1,364,015	3,092,897	2,767,994
Depreciation and amortization	90,873	85,890	178,088	173,259
Provision for doubtful accounts	8,322	2,899	13,961	7,393
Total operating expenses	1,680,848	1,452,804	3,284,946	2,948,646
Non-operating expense (income):
Interest expense, net	16,455	20,248	33,319	40,098
Other	(16,649)	(3,820)	(28,616)	(19,281)
Total non-operating expense (income)	(194)	16,428	4,703	20,817
Income before income taxes	454,089	491,567	858,495	817,283
Income taxes	109,595	119,038	210,044	198,916
Net income	$344,494	$372,529	$648,451	$618,367
Dividends declared per common share	$0.9500	$0.8950	$1.9000	$1.7900
Basic earnings per share	$2.45	$2.63	$4.61	$4.36
Diluted earnings per share	$2.44	$2.62	$4.58	$4.34

Weighted average common shares outstanding	140,574	141,581	140,688	141,747
Dilutive effect of stock options and non-vested restricted stock awards	673	723	808	835
Weighted average common shares outstanding – assuming dilution	141,247	142,304	141,496	142,582

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net sales:
Automotive	$3,654,999	$3,467,494	$7,160,826	$6,743,115
Industrial	2,260,007	2,134,920	4,519,298	4,153,934
Total net sales	$5,915,006	$5,602,414	$11,680,124	$10,897,049
Segment profit:
Automotive	$329,347	$322,553	$593,767	$587,126
Industrial	283,372	225,472	545,359	413,825
Total segment profit	612,719	548,025	1,139,126	1,000,951
Interest expense, net	(16,455)	(20,248)	(33,319)	(40,098)
Intangible asset amortization	(40,625)	(39,630)	(79,747)	(79,324)
Corporate expense	(101,550)	(73,312)	(167,565)	(115,063)
Other unallocated income, net (1)	—	76,732	—	50,817
Income before income taxes	$454,089	$491,567	$858,495	$817,283

(1)     The following table presents a summary of the other unallocated income, net:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Other unallocated income, net:
Gain on sale of real estate (2)	$—	$102,803	$—	$102,803
Gain on insurance proceeds (3)	—	873	—	1,507
Transaction and other costs (4)	—	(26,944)	—	(53,493)
Total other unallocated income, net	$—	$76,732	$—	$50,817
(2)    Adjustment reflects a gain on the sale of real estate that had been leased to S.P. Richards.
(3)    Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs.
(4)    Adjustment primarily reflects costs associated with the January 3, 2022 acquisition of Kaman Distribution Group.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$530,105	$653,463
Trade accounts receivable, less allowance for doubtful accounts (2023 – $60,480; 2022 – $53,872)	2,554,171	2,188,868
Merchandise inventories, net	4,512,874	4,441,649
Prepaid expenses and other current assets	1,486,556	1,532,759
Total current assets	9,083,706	8,816,739
Goodwill	2,627,031	2,588,113
Other intangible assets, less accumulated amortization	1,778,378	1,812,510
Property, plant and equipment, less accumulated depreciation (2023 – $1,509,715; 2022 – $1,435,677)	1,441,757	1,326,014
Operating lease assets	1,142,140	1,104,678
Other assets	868,623	847,325
Total assets	$16,941,635	$16,495,379

Liabilities and equity
Current liabilities:
Trade accounts payable	$5,570,566	$5,456,550
Current portion of debt	417,630	252,029
Dividends payable	133,491	126,191
Other current liabilities	1,778,107	1,851,340
Total current liabilities	7,899,794	7,686,110
Long-term debt	2,986,138	3,076,794
Operating lease liabilities	862,549	836,019
Pension and other post–retirement benefit liabilities	197,783	197,879
Deferred tax liabilities	397,801	391,163
Other long-term liabilities	511,776	502,967
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2023 – 140,467,550 shares; 2022 – 140,941,649 shares	140,468	140,941
Additional paid-in capital	153,748	140,324
Accumulated other comprehensive loss	(1,011,857)	(1,032,542)
Retained earnings	4,788,852	4,541,640
Total parent equity	4,071,211	3,790,363
Noncontrolling interests in subsidiaries	14,583	14,084
Total equity	4,085,794	3,804,447
Total liabilities and equity	$16,941,635	$16,495,379

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2023	2022
Operating activities:
Net income	$648,451	$618,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	178,088	173,259
Share-based compensation	36,945	17,882
Excess tax benefits from share-based compensation	(6,431)	(3,137)
Gain on sale of real estate	—	(102,803)
Changes in operating assets and liabilities	(400,050)	87,417
Net cash provided by operating activities	457,003	790,985
Investing activities:
Purchases of property, plant and equipment	(205,336)	(152,976)
Proceeds from sale of property, plant and equipment	4,762	140,841
Proceeds from sale of investments	80,482	—
Acquisitions and other investing activities	(106,028)	(1,531,318)
Net cash used in investing activities	(226,120)	(1,543,453)
Financing activities:
Proceeds from debt	1,668,757	3,850,642
Payments on debt	(1,602,138)	(2,872,124)
Shares issued from employee incentive plans	(23,155)	(14,420)
Dividends paid	(259,929)	(242,767)
Purchases of stock	(134,849)	(122,919)
Other financing activities	(6,436)	(13,901)
Net cash provided by (used in) financing activities	(357,750)	584,511
Effect of exchange rate changes on cash and cash equivalents	3,509	(27,613)
Net decrease in cash and cash equivalents	(123,358)	(195,570)
Cash and cash equivalents at beginning of period	653,463	714,701
Cash and cash equivalents at end of period	$530,105	$519,131

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
GAAP net income	$344,494	$372,529	$648,451	$618,367

Adjustments:
Gain on sale of real estate (1)	—	(102,803)	—	(102,803)
Gain on insurance proceeds (2)	—	(873)	—	(1,507)
Transaction and other costs (3)	—	26,944	—	53,493
Total adjustments	—	(76,732)	—	(50,817)
Tax impact of adjustments	—	17,291	—	11,187
Adjusted net income	$344,494	$313,088	$648,451	$578,737

The table below represent amounts per common share assuming dilution:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
GAAP net income	$2.44	$2.62	$4.58	$4.34

Adjustments:
Gain on sale of real estate (1)	—	(0.72)	—	(0.72)
Gain on insurance proceeds (2)	—	(0.01)	—	(0.02)
Transaction and other costs (3)	—	0.19	—	0.38
Total adjustments	—	(0.54)	—	(0.36)
Tax impact of adjustments	—	0.12	—	0.08
Adjusted net income	$2.44	$2.20	$4.58	$4.06
Weighted average common shares outstanding – assuming dilution	141,247	142,304	141,496	142,582

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the condensed consolidated statements of income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Line item:
Cost of goods sold	$—	$—	$—	$5,000
Selling, administrative and other expenses	—	(75,859)	—	(54,310)
Non-operating income: Other	—	(873)	—	(1,507)
Total adjustments	$—	$(76,732)	$—	$(50,817)
(1)    Adjustment reflects a gain on the sale of real estate that had been leased to S.P. Richards.
(2)    Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs.
(3)    Adjustment primarily reflects costs associated with the January 3, 2022 acquisition of Kaman Distribution Group.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended June 30, 2023
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	4.3%	2.6%	(1.1)%	(0.4)%	5.4%
Industrial	6.0%	0.6%	(0.7)%	—%	5.9%
Total Net Sales	4.9%	1.8%	(0.9)%	(0.2)%	5.6%

	Six Months Ended June 30, 2023
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	5.4%	3.0%	(2.1)%	(0.1)%	6.2%
Industrial	9.0%	0.6%	(0.8)%	—%	8.8%
Total Net Sales	6.8%	2.1%	(1.6)%	(0.1)%	7.2%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2023	2022
Net cash provided by operating activities	$457,003	$790,985
Purchases of property, plant and equipment	(205,336)	(152,976)
Free Cash Flow	$251,667	$638,009

For the Year Ending December 31, 2023
	Previous Outlook	Updated Outlook
Net cash provided by operating activities	$1.3 billion to $1.4 billion	$1.3 billion to $1.4 billion
Purchases of property, plant and equipment	$375 million to $400 million	$375 million to $400 million
Free Cash Flow	$900 million to $1.0 billion	$900 million to $1.0 billion